EXHIBIT 99.1

USA Equities Corp (USAQ) Announces Physician Network Expansion Plans

WEST PALM BEACH, FL – (February 23, 2021) – USA EQUITIES CORP. (OTCQB: USAQ) (the “Company,” “we,” or “our”) is focused on enabling primary care physicians (PCP’s) to increase their revenues by providing them with relevant, value-based tools to evaluate and treat chronic disease through reimbursable point of care and SaaS procedures. The Company announced today that it has appointed Mr. Mike Mangus to its advisory and physician network development team. Mike will provide strategic guidance in the expansion of the Company’s physician network in conjunction with the Company’s automated cloud-based SaaS digital medicine and virtual care system.

“Mike has shown an invaluable depth of experience in the medical device and technology industry. His demonstrated business and physician network development at previous fortune 1,000 medical companies is expected to be an important contribution to the next phase of commercialization of our digital medicine and virtual care technologies at USAQ,” said Troy Grogan, President and CEO at USA Equities Corp.

Mike Mangus has a fifteen-year plus medical career in medical device sales. He worked for Atrium Medical and Dexcom, Inc. These positions helped him establish a vast network of physician, hospital, and Group Purchasing Organization (GPO) contacts throughout Florida, all of which have provided him a wealth of information and understanding of navigating both the medical sales and managed care space. In his four years with Dexcom, Mike was responsible for 700% territory growth in Florida, along with seeing both Medicare and Medicaid bring the Dexcom system for continuous glucose monitoring into their reimbursement coverage portfolio. He played an essential role in negotiating both Blue Cross Blue Shield (BCBS) of Florida, Florida Blue, and United Healthcare to cover the Dexcom system, making it accessible to all patients and providers. Mike transitioned into the “fee for service” (FFS) arena in 2012, focusing on various in-office, point-of-care tests, and the reimbursement associated with these non-invasive procedures. He oversaw enormous growth in the FFS business by providing physicians with additional avenues to increase patients’ quality of life while expanding the practice’s bottom-line revenue.

Mike brings a wealth of sales experience and corporate business development knowledge to our team, and his network of nationwide physician contacts will prove highly valuable as we expand our reach in Q2 2021 and beyond.

About USA Equities Corp (OTCQB: USAQ)

On December 20, 2019 USA Equities Corp completed a share exchange whereby it acquired Medical Practice Income, Inc. (MPI). The Company is focused on value-based healthcare solutions, clinical informatics and algorithmic personalized medicine including digital therapeutics, behavior based remote patient monitoring, chronic care and preventive medicine. The Company’s products are intended to allow the general practice physician to increase his revenues by cost effectively diagnosing and treating chronic diseases generally referred to specialists. The Company’s products and information service portfolio are directed towards prevention, early detection, management, and reversal of cardio-metabolic and other chronic diseases. Our principal objectives are to develop proprietary software tools, devices, and approaches, providing more granular, timely, and specific clinical decision-making information for practicing physicians and other health care providers to address todays obese, diabetic and cardiovascular disease population. The Company is located in West Palm Beach, Florida. For more information, visit www.USAQCorp.com

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products and potential future results and acquisitions, are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may’, ‘could’, ‘believes’, ‘estimates’, ‘targets’, ‘expects’, or ‘intends’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor & Media Contact:

Olivia Giamanco
USA Equities Corp
(929) 379-6503
IR@USAQCORP.COM